Exhibit 5.1

June 14, 2023

Consumer Portfolio Services, Inc.

3800 Howard Hughes Parkway, Suite 1400

Las Vegas, Nevada 89169

Re: Registration Statement on Form S-3; Renewable Unsecured Subordinated Notes

I am acting as counsel for Consumer Portfolio Services, Inc., a California corporation (the “Company”) in connection with a public offering of up to $50,000,000 aggregate principal amount of Renewable Unsecured Subordinated Notes (the “Notes”), to be issued under an indenture (as amended to the date hereof, the “Indenture”) between the Company, as issuer, and Computershare Trust Company, National Association, successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), originally dated as of September 24. 2010, as supplemented on December 7, 2010, January 23, 2014 and June 14, 2023.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

(i)        the registration statement of the Company on Form S-3 relating to the Notes, as filed with the Securities and Exchange Commission (the “Commission”) on June 14, 2023 under the Securities Act (the “Registration Statement”);

(ii)       the Indenture, filed as an exhibit to the Registration Statement;

(iii)      the Form T-1 of the Trustee filed as an exhibit to the Registration Statement;

(iv )     the Articles of Incorporation of the Company, as presently in effect, incorporated by reference in the Registration Statement;

(v)      certain resolutions adopted by the Board of Directors of the Company relating to the Notes (the “Resolutions”); and

(vi)     the form of the Notes.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

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In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by the parties thereto, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. I have also assumed that (i) the execution and delivery of the agreements referred to herein, and the performance of the obligations of the parties thereto under such agreements, do not and will not conflict with, contravene, violate or constitute a default under (a) the charter or by-laws or other organizational documents of any such party, (b) any lease, indenture, instrument or other agreement to which any party to such agreements or its property is subject, (c) any law, rule or regulation to which any party to such agreements is subject or (d) any judicial or administrative order or decree of any governmental authority, and (ii) no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution or delivery of any of such agreements or the performance of any obligations thereunder or the consummation of any transactions contemplated thereby. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, I am of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the Indenture has been duly executed and delivered; and (iii) the Notes shall have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Holders as contemplated by the Registration Statement, then the issuance and sale of the Notes will have been duly authorized, and the Notes will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect, relating to creditors' rights generally, and (2) general principles of equity (regardless of whether enforceability is considered a proceeding at law or in equity).

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the heading “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/S/ MICHAEL T. LAVIN

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